                                                              Exhibit 4(b)(ii).5

                        CONTRACT ON SUPPLIES No. 2000/70


hereinafter referred to as the "Contract" pursuant to the provision of the
Section 269, Subsection 2 of the Commercial Code by and between


EuroTel Bratislava, a. s.
(hereinafter also referred to as "EuroTel" or the "Customer")
Stefanikova17
811 05  Bratislava
the Slovak Republic
Represented by: Ing. Josef Barta
                           Director General / Authorised Agent
                           Mr. Thomas Cancro
                           Financial Director / Authorised Agent
Bank connection: Tatrabanka Bratislava
Account No.: 2622021710/1100
Company ID: 35705019
Tax ID: 35705019/600

and

Compaq Computer Slovakia, s. r. o.
(hereinafter also referred to as "Compaq")
Mileticova 23
820 06  Bratislava
the Slovak Republic
Represented by: Ing. Peter Weber
                           Director General / Executive
Bank connection: Tatrabanka Bratislava
Account No.: 2672000213/1100
Company ID: 31343970
Tax ID: 31343970/601

Pursuant to this Contract Compaq sells hardware, provides licences to software, ensures services related to the realisation of products determined in the Annexes A and B and it supplies Priority services for them.
The Customer purchases this hardware and services and accepts these software licences. Compaq declares it is 100 % (indirectly) owned subsidiary of Compaq Computer Corporation.


1. DEFINITIONS

"Device" - means hardware products supplied by Compaq on the basis of this Contract.
"Products" - means devices and software determined in the Annex A to this Contract.
"Services" - means services related to maintenance, advisory, integration or training supplied by Compaq on the basis of this Contract as defined in the Annex B to this Contract.
"Priority Services" - mean services related to the hardware maintenance, support of software and supply of licences and media as defined in the Annex D to this Contract.
"Services Description" - and "Description of Software Products" - relate to the documents describing the features of specific services and software products pursuant to the Annex A. "Software" - relates to computing programmes
(including databases and authorisation keys) supplied by Compaq within the frame of this Contract together with hardware products.
"Licence" - for the purpose of this Contract represents the authorisation of the Customer to use the respective version of software supplied together with hardware products by Compaq within the frame of this Contract for an indefinite period of time.

2. SUBJECT OF THE CONTRACT

Compaq sells the hardware devices, implementation services and Priority services to the Customer within the frame of the supply of the solution for migration and archiving of near-online data and the Customer purchases these hardware devices, implementation and Priority services.


3. PRICES

The Customer shall pay the price as determined below for the fulfilment of Compaq pursuant to this Contract. All the parts of the price are determined in US Dollars (USD) and are payable in Slovak Crowns (SKK) with the use of the foreign exchange rate as at the date of invoicing determined by the National Bank of Slovakia.


3.1      The price includes:

3.1.1    insurance
3.1.2    customs fees
3.1.3    transportation

3.2 The Customer shall pay the below stated prices for the fulfilment of Compaq. The prices are excluding value added tax (VAT).


3.2.1     Disk field ESA12000                                USD 93,446.00
          - start-up and installation of HW                   USD 2,890.00
          - Priority services 24x7x4/4years                  USD 47,552.00
          - import surcharge                                  USD 1,869.00
          Total price                                       USD 145,757.00

3.2.2     Fibre Channel Infrastructure                       USD 15,585.00
          - base installation of HW                             USD 350.00
          - Priority services 24x7x4/4years                   USD 6,837.00
          - import surcharge                                    USD 311.00
          Total price                                        USD 23,083.00

3.2.3     Jukebox NSM2000 (Jupiter)                          USD 33,447.00
          - base installation                                  USD  350.00
          - services 9x5x4/4 years                           USD 12,544.00
          Total price:                                       USD 46,341.00

3.2.4     Archiving Software                                  USD 3,607.00
          - base installation                                   USD 244.00

          - services 9x5x4/4 years                                   USD 857.00
          - import surcharge                                          USD 72.00
          Total price:                                             USD 4,780.00

3.2.5     Implementation services related
          to migration and archiving of
          near-online data, system
          integration of archiving system                         USD 80,000.00

3.2.6     Total prices for products and                          USD 297,709.00
          services
          Total import surcharge                                   USD 2,252.00
          Total Price                                            USD 299,961.00

         This price is fix and it will not be increased in any way.

3.3 The products determined under the points 3.2.1, 3.2.2 and 3.2.4 are considered to be the products of Compaq as these are being sold under this brand. The products determined under the points 3.2.3 are third party products.


4.       PAYMENT CONDITIONS

4.1 The price will be settled by the Customer of Compaq in compliance with the following payment conditions:

4.1.1    For the supply of products and services determined under the points
         3.2.1 to 3.2.4: Forty percent (40 %) of the total payment in the form of advance invoice with the maturity of 30 days from the day of delivery of the invoice after signing the Contract, the outstanding sixty percent (60 %) in the form of final invoice including VAT after the supply to the Customer and standard installation tests with the maturity of 30 days after delivery.

4.1.2 For the supply of implementation services and system integration determined under the point 3.2.5:
         Thirty percent (30 %) after signing the Contract or submitting the order by means of advance invoice.
         Thirty percent (30 %) after the completion of the stage of implementation including VAT also for the advance payment.

         Forty percent (40 %) after final acceptation including VAT. The maturity period is 30 days.

4.2 Compaq may refuse the order, refuse the supply or to terminate the Contract in case of not meeting the provision of the Article 4.1.

4.3 All the payments to the credit of Compaq shall be made to the credit of the company Compaq in Tatrabanka, a. s.

4.4      Transfer of ownership
         The ownership is transferred to the Customer only for hardware (technical equipment, material merchandise) and that after a full realisation of the total settlement of the price.

5.       PREPARATION OF WORK-PLACE

         The Customer is responsible for the preparation and maintenance of safe and suitable installation and operation place. The Customer shall inform Compaq on all the potential safety or health risks that may exist at the work-place. The installation, warranty or other services may not be realised if the conditions at the work-place at the premises of the Customer represent risk to safety or health.


6.       WORKING MATERIALS

         The materials of Compaq including the service tools used at the installation, warranty and other services supplied together with the product or stored at the work-place of the Customer remain the exclusive ownership of Compaq. The Customer shall ensure safe storing premises for these materials and it shall not use them, and not to let these materials as well as the resulting diagnostics data or data on the system control for the disposal to other parties without the prior consent of the company.

7.       SUPPLY

7.1 Compaq supplies products to determined place of Customer stipulated at the beginning of the Contract. The products determined in the annex A will be supplied to EuroTel at the address: Bajkalska 24, 831 09 Bratislava.

7.2 The supply is considered to be completed and the risk of loss or damage on the merchandise is transferred to EuroTel at the moment when the merchandise is supplied by Compaq to the agreed place and EuroTel confirms this supply on a dispatch note. Compaq is responsible for paying the customs duties, for which the Customer shall provide its essential co-operation.

7.3 The term of delivery of Compaq products is within 8 weeks from the day of signing the Contract between Compaq and EuroTel.

7.4 In case any delay occurs which is not under the control of Compaq or for which Compaq is not responsible, the supply shall be postponed appropriately. Compaq shall inform the Customer on this fact in writing without any delay.

7.5 If Compaq does not supply products in term pursuant to the point 7.3 due to the reasons for which it is responsible, EuroTel has the right to deduct a Contractual fine from the Contractual price in the amount of 0.05% for every day of delay maximum to the amount of 7.5 % form the price of the order.

7.6 If the supply is delayed due to the reasons on which it can be reasonable presumed to be under the control of Compaq or for which Compaq is responsible (i.e. especially if these are not the reasons due to the force majeure or at the party of the Customer) and if the supply is not realised even in the additional, at least 30-days period determined by the Customer in writing, EuroTel has the right to rescind from the Contract. The rights of both parties to the Contract for the potential rescinding from the Contract due to other reasons stipulated under the Commercial Code shall not be influenced by the provisions of the previous sentence.

         In case the parties to the Contract are interested in alternative solution they bind themselves to negotiate on the alternative manner of solution of the supply and financial settlement.

         In case the supply is postponed due to conditions for which the Customer is not responsible, Compaq shall store the supply without the claim for the settlement of the expenses on storing, however maximum for the period of 30 days.

7.7 In case Compaq must postpone the supply on the basis of the request of the Customer or due to other reasons for which the Customer is responsible, all the expenses on storing caused by such a delay shall be charged to the Customer. Compaq shall inform the Customer on the amount of these expenses without any unreasonable delay after it know them.

8.       TAKING OVER
8.1 The taking over (final acceptation) of every device, software or implementation services shall be confirmed by EuroTel on a taking-over deed after the completion of HW supply/service realisation by signing the accepting protocols. However, if the Customer uses the subject of Compaq's fulfilment (of a part of it) in a commercial operation prior to signing the acceptation protocols it shall be considered to be the final acceptation of such a fulfilment (part).

8.2 Hardware and software installation forming a subject of this Contract pursuant to the Annex A shall be completed within 2 weeks after the realisation of a complete supply of products pursuant to the point 7.3.

9.       WARRANTIES
9.1      Warranties for device
9.1.1 The device is covered by the warranty against the defects of processing and material for the period of one year minimum from the date of signing the acceptation protocols or if the installation is not performed by Compaq from the date of delivery.

         If there are obstacles at the party of Compaq preventing it from the installation of any device due to the reasons outside its control for the period of more than thirty (30) days from the day of delivery, the warranty period always starts on the thirtieth (30th) day from the supply. In case of the installation of products by Compaq within the period of 30 days from the day of supply, the warranty period starts to lapse by the completion of the installation and by signing the acceptation protocols.

9.1.2 Within this warranty, Compaq is obliged only to repair or replace, based on its own discretion, within the scope of the ordered Priority service, every component on which a failure occurs during the warranty period due to the defect of processing or material. The warranty for the parts installed instead of the defective parts expires by the same date as the warranty for the device the part of which was replaced by the newly installed part and in case of the replacement of the whole device the original warranty is valid and it is not replaced by a new one. During the period for which the device is out of operation, the continuation of the warranty period is suspended. All the replaced devices or parts remain the property of Compaq.

9.1.3 If Compaq decides and EuroTel accepts that the device is not defective from the point of warranty conditions, the Customer shall settle all the expenses on manipulation, transportation and repair to Compaq at the rates of Compaq valid at the respective period of time.

9.2      Warranty for Software
         The software supported by Compaq is covered by the warranty of consistency with the description of software products of Compaq ("PSP") valid at the time of order. The only obligation of Compaq is to repair every non-compliance of the software with PSP during the warranty period determined in PSP. The licence and all remaining software is provided on the basis "as is" (the Contractual provision of "as is" type) unless determined otherwise in PSP.

9.3 The hardware and software defects that appear during the warranty period shall be removed for the party of EuroTel if their nature does not contradict with the wording of the points 9.1 and 9.2.

9.4      General Warranty Conditions
         The determined warranties are conditioned by the proper handling and use of the products and their maintenance at the appropriate place as well as by complying with all the valid acts and regulations on the export control including.

         The Customer binds itself to take all the steps needed from the point to prevent any loss of data or other loss in relation to the operation of the products.

         EXCEPT FOR THE EXPRESSED WARRANTIES DETERMINED IN THIS CONTRACT THAT ARE ANALYSED IN MORE DETAIL IN THE WARRANTY AND

         INSTALLATION CONDITIONS, COMPAQ REFUSES ANY WARRANTIES FOR PRODUCTS SUPPLIED ON THE BASIS OF THIS CONTRACT, and the expressed warranties determined in this Contract replace all the obligations or liabilities of Compaq that may otherwise occur on the basis or in relation to the operation of the subject of fulfilment by Compaq.

10.      SOFTWARE LICENCES

10.1     Requested valid licence

10.1.1 The software may be used only if the respective licence granted by Compaq is valid, responsibility for validity is with Compaq. Licences may be transferred to a third party only with the prior written consent of Compaq.

10.1.2 The licence is granted for a specific software version. The subsequent versions or updates of software require granting of a new licence.

10.1.3 Software with no licence on a data carrier may be used by the Customer only in case is obtains a valid licence for such use from Compaq.

10.1.4 To the distributed software (software products of third party) carry the licence relating to them. If there is not such licence for distributed software, the conditions of this licence by Compaq shall be valid.

10.2     Permitted use

10.2.1 The Customer has the right to implement and operate the software only on one processor or hardware configuration on which the software was installed the first time. The operation on other independent processor is permitted only on a temporary basis during the failure of the original processor which would cause that the software may not be operated.

10.2.2 The Customer has the right to copy the software for the use on other processor only on the basis of the purchase of additional, special licence.

10.2.3 The Customer may modify and link the software only in the form readable by the machine only or the use on one processor. If there are devices supplied for the control of the licence, such as the product authorisation keys, the Customer must install these pursuant to the instructions and shall not evade them intentionally or put them out of operation. The Customer binds itself to reproduce the legal warnings such as e.g. the notice on copyright on all such copies and modifications.

10.2.4 Except for what is specifically permitted in the article 10.2, the Customer does not have the right to copy or modify the software. The Customer does not have the right to translate or make work derived from the software.

10.2.5 The Customer must maintain the records on processor on which software is used and on the software licence authorising such use. The Customer is obliged to give such records at the disposal to Compaq or its representatives on the basis of their request.

10.3     Intellectual Ownership Rights of Compaq

10.3.1 The software includes valuable patent technology of Compaq. The Customer binds itself not to disclose the software or give it at the disposal to a third party in any form.

10.3.2 Compaq declares that it is authorised to provide the Customer with the rights for software as determined in this Contract. The Customer acknowledges that Compaq or a person authorising it for providing the software is the owner of software and all the rights of intellectual property for software, including copyright, invention rights and the rights of commercial secret. Unless expressly determined otherwise, Compaq does not transfer the ownership and no other rights for software to the Customer.

10.3.3 The Customer does not have the right to decompile the software or to decompose it to individual items including every hardware or firmware implementation of software.

10.3.4 The Customer binds itself not to take any steps in contradiction with the rights of intellectual ownership of Compaq relating to software and it binds itself not to let any third party to copy, use or obtain access to software without a valid permit from Compaq. If an unauthorised third party copies, uses or obtains access to software and the fault at the party of EuroTel is proved, the Customer binds itself to indemnify Compaq.

10.3.5 The Customer binds itself to make maximum effort at the implementation of internal policy and procedures for the protection of the rights of intellectual property of Compaq for software, Compaq binds itself to provide assistance in this relation on request.

10.4     The remedies in case of violating the software licence

10.4.1 The claims pursuant to this part 10 are not to the detriment of any other claims Compaq has at its disposal on the legal basis.

11.      PATENTS AND COPYRIGHT

                  Compaq defends at its own expenses in case of every legal claim made (or law suit maintained) against the Customer on the basis of a filing that any products supplied on the basis of this Contract violate the patent or copyright in the country in which Compaq Computer Corporation of Maynard, Massachusetts, USA, has its branch office or authorised distributor and pays all the expenses and indemnification determined in the final resolution if Compaq receives a prompt written notice on such a suit and receives information, reasonable assistance and exclusive right to maintain the defend or to resolve the respective legal claim. Within the frame of negation or settlement of the claim, Compaq may obtain for Customer right to continue in the use of products, it may replace or adjust the products in such a way that these stop to violate the patent or copyright rights or, if such remedies are not reasonable available, it is obliged to return the price that the Customer paid for such products to the Customer at its own expenses.

                  Compaq has no liability for indemnification if the determined violation is based on the use or sale of product in combination with other product or devices not supplied by Compaq. Compaq is not liable to indemnify any other losses of the Customer related with the violation of the patent or copyright including any indirect, subsidiary or subsequent losses.

12.      OWNERSHIP RIGHTS OF COMPAQ


12.1 The documentation, schematic drawings, testing devices, software (for which licence was not obtained) and relating media determined for the use by the staff of Compaq on the place of installation remain the exclusive property of Compaq and these are determined for the exclusive use by Compaq.

12.2 Compaq reserves the copyright, rights of intellectual property and ownership rights for all the documentation it supplies and all the development or products originating from its services provided to Customer including the unlimited marketing rights for them.

13.      LIMITATION OF LOSS INDEMNIFICATION

         Except for what is stipulated under the Subsection 11 above, the maximum liability of Compaq for the loss indemnification of the Customer due to any reason relates only to the direct losses and it is limited to the liability of Compaq to settle the Contractual fine to EuroTel in the amount of found direct losses up to the total amount of the project determined in the Subsection 3, however, maximum to the amount of SKK thirty million (30 000 000). The above limitation does not relate to the compensation due to a personal accident caused by negligence by Compaq. Compaq is in no way liable to indemnify any losses due to the loss of data or use, lost profit, as well as any other subsidiary or subsequent losses.

         The Customer is exclusively responsible to take all the needed steps to prevent the loss of data.


14.      GENERAL PROVISIONS

14.1 If any party to the Contract does not meet its liabilities stipulated by this Contract, and continues in such attitude for the period of thirty (30) days after receiving written warning on that issue with reference to this provision, the other party may rescind from the Contract as a whole or in relating parts without waiving any other of its rights. All the outstanding invoices for services already provided become payable within ten (10) days after such rescinding from the Contract.

14.2 Compaq shall not be liable for potential delay at the fulfilment of its obligations pursuant to this Contract resulting from the causes clearly out of its control

14.3 This Contract shall be fulfilled by Compaq by the supply of products and services pursuant to the Subject of the Contract and its annexes A and B. The obligations resulting from the fulfilment of the Priority services shall be included and provided by Compaq to EuroTel pursuant to the existing service Contract DPS 507/97.

14.4 Products and services supplied pursuant to these conditions may be subject to the regulations on the control regime of merchandise (mostly the Act No. 547/90 Coll.)

14.4.1 The Customer binds itself to follow these regulations at the export and re-export of such a controlled merchandise and technical data supplied by Compaq. Such an obligation shall also relate to the technical information obtained directly from the above mentioned controlled merchandise and technical data.

14.4.2 With no regard to all other provisions relating to these conditions, certain products may be supplied to the Customer under the condition that Compaq receives the requested export and import permissions. The services may be provided only with products the export and maintenance of which is in compliance with the respective law and regulations on the export control.

14.4.3 The Customer is obliged to provide Compaq with precise information and documentation needed for obtaining the above mentioned permissions.

14.4.4 The Customer is obliged to inform Compaq on all the changes relating to the final use, end user, locality and materials prior to the execution of such a change.

14.4.5 If granting of import or export licences is refused or not approved within twelve (12) months from receiving the order, this fact shall be considered to be vis major.

14.4.6 It is an exclusive obligation of the Customer to meet re-export regulations of the Slovak Republic. The Customer binds itself not to export products of Compaq without the prior written consent of Compaq. This consent shall not be withdrawn unreasonably.

14.5 No party to the Contract has the right to transfer this Contract or any rights or obligations resulting from it without a prior written consent of the other party. However, Compaq shall have the right to perform the services pursuant to this Contract by means of sub-suppliers without getting rid of the obligations resulting from this Contract. Compaq does not have the right to transfer its potential outstanding receivables resulting from the Contract. The Customer, however, has the right, to transfer its rights resulting from the Contract during its validity to its potential legal successor, however, only under the presumption that the Customer warrants such transferred obligations in full extent.

14.6 This Contract submits to the legal order of the Slovak Republic and the place of dealing with all the disputes that may relate to this Contract shall be the appropriate courts of the Slovak Republic.

14.7 Compaq products are not determined for sale or providing of licences for direct control of nuclear devices. Compaq may request additional Contractual guarantees in relation to other nuclear applications and applications for the air-traffic and railway control.

14.8 All the notices with legal or Contractual efficiency must be written in Slovak and sent via registered mail (or handed over against the confirmation on receipt).

14.9 This Contract may be amended or supplemented only in writing after approving these amendments and supplements by both parties to the Contract.

14.10 This Contract is made in four copies. Each party to the Contract shall receive one copy after the signature.

15.      ENSURING OF CONFIDENTIALITY

15.1 Compaq binds itself that it and/or persons it used for the fulfilment of its obligations pursuant to this Contract shall keep all the data, information they learn in relation to the fulfilment of the Contract, mostly at ensuring the technical support, service, installation, etc. confidential.

15.2 Compaq is responsible for the loss caused by the violation of the obligations pursuant to the sub-section 15.1 in the scope supported.

16.      ANNEXES

The following annexes form an inseparable part of the Contract:

16.1     A. Specification of HW products and services
         B. Specification of implementation and integration services
         C. General Sales Conditions of Compaq
         D. General Warranty Conditions of Compaq.

16.2 The relation established by this Contract is subject to the provisions of the General Sales Conditions and General Warranty Conditions if these are not in contradiction with the provisions determined in this Contract.


In Bratislava,             2000           In Bratislava, October 20, 2000
for EuroTel Bratislava, a.  s.            for Compaq Computer Slovakia, s. r. o.



Ing. Jozef Barta                          Ing. Peter Weber
Director General/authorised agent         Director General / Executive


Mr. Thomas Cancro
Financial Director / authorised agent

I.                                                                                                       Annex A.
--------- ----------- ------------------------------------------------------------------------- ----------- -----------------
  Pieces    Order No.                                   Disk Field ESA12000                     Piece/USD      USD Total

--------- ----------- ------------------------------------------------------------------------- ----------- -----------------
1         380610-b21  ESA12000 FC 50Hz with two 24 slot racks, 4 controllers/2GB Cache- blue        29,345            29,345
1         380554-001  O S Platform Software Kit for FC controller : SUN Solaris 2.5.1, 2.6             417               417
2         128697-B21  ACS V8.4F Data Replication Software for HSG80                                  3,814             7,628
2         380674-b21  Cache memory upgrade for RA8000, ESA 12000 - 2/128 MB                          2,132             4,264
48        147599-001  Disk Drive, 36 GB 7,200 rpm UltraSCSI wide Hot Plug (SBB)                      1,079            51,792

--------- ----------- ------------------------------------------------------------------------- ----------- -----------------
                      Subtotal                                                                                        93,446
--------- ----------- ------------------------------------------------------------------------- ----------- -----------------

                                                                                                         Annex A.
--------- ----------- -------------------------------------------------------------------------  ---------- ---------------
  Pieces    Order No.                                   Disk Field ESA12000                         VAT      Total + VAT
                                                                                                                 USD
--------- ----------- -------------------------------------------------------------------------  ---------- ---------------
1         380610-b21  ESA12000 FC 50Hz with two 24 slot racks, 4 controllers/2GB Cache- blue          23 %       36,094.35
1         380554-001  O S Platform Software Kit for FC controller : SUN Solaris 2.5.1, 2.6            23 %          512.91
2         128697-B21  ACS V8.4F Data Replication Software for HSG80                                   23 %        9,382.44
2         380674-b21  Cache memory upgrade for RA8000, ESA 12000 - 2/128 MB                           23 %        5,244.72
48        147599-001  Disk Drive, 36 GB 7,200 rpm UltraSCSI wide Hot Plug (SBB)                       23 %       63,704.16

--------- ----------- -------------------------------------------------------------------------  ---------- ---------------
                      Subtotal                                                                        23 %      114,938.58
--------- ----------- -------------------------------------------------------------------------  ---------- ---------------

                                           USD TOTAL           VAT    Total + VAT
                                                                          USD

FP-START-IN                                  2,890             23 %     3,554.7
Start-Up& Installation Service


FP-PR124-36                                 47,552             23 %   58,488.96
Priority 24 Service includes:
4 years of maintenance of HW at the Customer, 24 x 7, response in 4 hours constant work on problem


TOTAL:                                  143,888.00                   176,982.24

II.
------------ ------------- ---------------------------------------------- ----------- ----------------- ---------- ---------------
  Pieces       Order No.                   Infrastructure                  Piece/USD      USD Total         VAT      Total + VAT
                                                                                                                        USD
------------ ------------- ---------------------------------------------- ----------- ----------------- ---------- ---------------
2            123503-001    FC-1063-CM, SBUS/64 US                              2,776             5,552       23 %        6,828.96
6            234457-B24    Compaq 30m, multi-mode Fibre Channel Cable            236             1,416       23 %        1,741.68
------------ ------------- ---------------------------------------------- ----------- ----------------- ---------- ---------------
                           Subtotal                                                             15,585       23 %       19,169.55
------------ ------------- ---------------------------------------------- ----------- ----------------- ---------- ---------------

FP-INSTA-IN                                                                                        350       23 %           430,5
Base Installation Service


FP-PR124-36                                                                                      6,837       23 %        8,409.51
Priority 24 Service includes:
4 years of maintenance of HW at the Customer, 24 x 7, response in 4 hours constant work on problem


TOTAL:                                                                                          22,772       23 %       28,009.56

III.
------------ --------------- --------------------------------------- ------------ ----------------- ---------- ---------------
  Pieces       Order No.        Jukebox NSM 2000 (Satellite)          Piece/USD      USD Total         VAT      Total + VAT
                                                                                                                    USD
------------ --------------- --------------------------------------- ------------ ----------------- ---------- ---------------
14                           Virtual Model Jupiter                        11,450            11,450       23 %        14,083.5
6                            DVD-RAM Drive                                 1,678             6,712       23 %        8,255.76
------------ --------------- --------------------------------------- ------------ ----------------- ---------- ---------------
                             Subtotal                                                       18,162       23 %       22,339.26
------------ --------------- --------------------------------------- ------------ ----------------- ---------- ---------------


IV.
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------
  Pieces       Order No.             Software POINT                   Piece/USD      USD Total         VAT      Total + VAT
                                                                                                                    USD
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------
1                            for NSM Jupiter                               5,789             5,789       23 %        7,120.47
1                            DVD-RAM Support                               1,030             1,030       23 %         1,266.9
2                            Support for 3,4 drive                           227               454       23 %          558.42
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------
                             Subtotal                                                         7273       23 %        8,945.79
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------


V.
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------
5                            Jukebox magazine (pack)                       192,4               962       23 %        1,183.26
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------

VI.
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------
15                           DVD-RAM media (25 pcs pack)                     470              7050       23 %          8671,5
------------ --------------- ---------------------------------------- ----------- ----------------- ---------- ---------------



--------------------------------------------------------------------------------- ----------------- ---------- ---------------
TOTAL Jukebox NSM 2000 (IV+V+VI+VII)                                                        33,447       23 %       41,139.81
--------------------------------------------------------------------------------- ----------------- ---------- ---------------

Installation                                                                                   350       23 %           430.5

Services 9 x 5 x 4/4 years                                                                  12,544       23 %       15,429.12

TOTAL: (III - IV) HW, SW, installation, services                                         46,341.00       23 %       56,999.43

VII.
--------- ----------- ----------------------------------- ------------ ------------ ----------------- ---------- ---------------
  Pieces    Order No.               Archiving Server       Piece/USD    Discount       USD Total         VAT      Total + VAT
                                                                                                                      USD
--------- ----------- ----------------------------------- ------------ ------------ ----------------- ---------- ---------------
1         152843-021  ML350T01  P600-256 HP Euro                2,698         22 %           2,140.4       23 %       2588,4612
1         128277-B21  128 Reg SDRAM DIMM 133 ALL                  491         22 %            382.98       23 %        471,0654
2         142673-B22  18.2 GB Pluggable Ultra 3.10K
                       Universal Hard Drive (1")                1,129         22 %            880.62       23 %       1083,1626
1         154499-021  S710 17" TCO/NHROW EURO                     307         22 %            239.46       23 %        294,5358
--------- ----------- ----------------------------------- ------------ ------------ ----------------- ---------- ---------------
                      Subtotal                                  4,625         22 %           3,607.5       23 %        4437,225
--------- ----------- ----------------------------------- ------------ ------------ ----------------- ---------- ---------------

--------- ------------ ----------------------------------- ------------ ------------ ----------------- ---------- ---------------
1         FM-EL724-48  Services 9x5x44/4Y On site                 857          0 %               857       23 %        1,054.11
1         FM-ELINS-IN  Hardware Installation                      244          0 %               244       23 %          300.12
--------- ------------ ----------------------------------- ------------ ------------ ----------------- ---------- ---------------


TOTAL:                                                                                      4,708.00       23 %        5,790.84

                                                                        Annex B.

Specification of Implementation and Integration Services

I. Determination of the Scope of Work

The provider binds itself to propose, implement and put into operation the "Migration and Archiving System" (MAS) which will serve for migration of data to selected disk fields and archiving of data on DVD media. The project realisation includes:
1.       Analysis of environment and sub-systems producing data for archiving
2.       Proposal of system realisation with potential alternative solutions
3.       System realisation and implementation
4.       System testing and tuning
5.       System integration and creation of central report of the system
6.       Training for administration and use of MAS
7.       Putting system into operation
8.       Users documentation


II. Functionality of "Migration and Archiving System" (MAS)

1.       Preparation of migration data to "suitable" form
2.       Automatisation of data migration to FS for near on-line data
3.       Automatisation of FS administration for near on-line data
4.       Automatisation of data archiving on DVD media
5. Administration of information on migrated and archived data and archiving media
6.       Processing and recording of requirements on access to off-line data
7.       Schedules on the requirements on making off-line data accessible
8.       Schedules on volume and location of archived data
9.       Creation of logs on system activity
10.      Central system administration
11.      User, operator and administrator interface


III. Project Stages

1.       Collection of information
         Gathering information:
         - on environment, technologies and systems that may be used for the realisation of solution
         - on systems producing data for migration and archiving
         - on internal company regulations and rules for the access to information
         EuroTel shall provide required information and access to systems included to MAS in appropriate scope.

2.       Analysis of environment and systems
         Evaluation of gathered information and creation of basic documents for the realisation of the solution proposal. The output shall be the document describing requirements on solution approved mutually.

3.       Proposal of solution with potential alternatives
         Processing of material with specific proposal, determination of scope of functionality of solution and precise time schedule of work. The output shall be the document called Functional Specification and Solution Proposal

4.       Commenting on the solution proposal.
         Commenting of the proposed solution from the party of EuroTel.

5.       Acceptation of the solution proposal
         Processing of comments and acceptation of the solution proposal. The document approved by both parties called Functional specification and proposal of solution shall represent a reference document for the processing of acceptation tests and accepting the solution implementation.

6.       Realisation of solution proposal
         The realisation of the approved solution by provider.

7.       Solution implementation
         Implementation of solution to the environment of EuroTel, prototype installation.

8.       Testing and tuning
         Testing the functionality of solution and tuning the solution in EuroTel environment.

9.       Preparation of users documentation and training
         The provider will prepare the users documentation and train the system administrator and users. The training will be executed on the technical means of EuroTel.

10. Acceptation tests, acceptation and handing-over of solution to operation
         Preparation and performance of acceptation tests by EuroTel pursuant to the conditions agreed in the approved solution proposal. Acceptation of solution and putting it into routine operation.


 Time Schedule

---------------- ------------------------------------------------- --------------- ----------------------
Serial No.       Task                                              Duration        Requested Labour
---------------- ------------------------------------------------- --------------- ----------------------
1.               Data collection                                   2 weeks         20 man-days
---------------- ------------------------------------------------- --------------- ----------------------
2.               Analysis                                          2 weeks         30 man-days
---------------- ------------------------------------------------- --------------- ----------------------
3.               Processing of solution proposal                   1 week          10 man-days
---------------- ------------------------------------------------- --------------- ----------------------
4.               Commenting on and accepting the solution          1 week          2 man-days
                 proposal
---------------- ------------------------------------------------- --------------- ----------------------
5.               Realisation and implementation of solution        7 weeks         105 man-days
---------------- ------------------------------------------------- --------------- ----------------------
6.               Testing and tuning                                2 weeks         30 man-days
---------------- ------------------------------------------------- --------------- ----------------------
7.               Preparation of users documentation                1 week          10 man-days
---------------- ------------------------------------------------- --------------- ----------------------
8.               Training of system administrator and users        1 week          10 man-days
---------------- ------------------------------------------------- --------------- ----------------------
9.               Preparation and execution of acceptation tests    1 week          3 man-days
---------------- ------------------------------------------------- --------------- ----------------------
                 Total                                             18 weeks        220 man-days
---------------- ------------------------------------------------- --------------- ----------------------

                                                                         ANNEX C

                       COMPAQ COMPUTER SLOVAKIA, S. R. O.
                            GENERAL SALES CONDITIONS
                             IN THE SLOVAK REPUBLIC

The below stated are the Sales Conditions under which Compaq Computer Slovakia,
s. r. o., (hereinafter referred to as "COMPAQ") sells its devices and provides the users rights for the software (hereinafter referred to in common as the "products") and the related services to the Customers in the Slovak Republic.


1.   Price Determinations

The price determinations of COMPAQ are provided on the basis of the valid price list of COMPAQ, and unless determined otherwise, they are valid for the period of thirty (30) days. The Customers orders become binding for COMPAQ always after written acceptation by COMPAQ.


2.   Prices

     2.1. All the prices are determined in US Dollars and they are valid in the Slovak Crowns translated by the exchange rate for the sale of financial means published by the bank of COMPAQ on the day of invoice issuing.

     2.2. Unless determined otherwise in the price offer or in the price list valid at the respective time, the prices include:

          transport insurance
          customs fees
          transportation fees to the agreed place in the Slovak Republic.

     2.3. The prices exclude the value added tax which shall be added to the price of every product and invoiced separately in the amount prescribed by the law.


3.   Payment

     3.1. Forty percent (40 %) of the total price (including the price and the respective fees) is due after the receipt of the order from the Customer. The outstanding sixty percent (60 %) of the total price is due prior to the shipment of the Products on the day of announcement the precise term of sending the Products to the Customer by COMPAQ.

     3.2. All the payments for the fulfilment by COMPAQ shall be remitted to the credit of COMPAQ on its account in Tatra Banka and these must be made in full amount, not decreased by any bank fees or other expenses related with the transfer

     3.3. Reservation of ownership.
          The ownership right is transferred to the Customer only for the devices (hardware, material merchandise) and that by full settlement of the price.

4.     Supply

       4.1. The supply of the products is considered to be realised when these products are supplied by COMPAQ to the agreed place. COMPAQ is responsible for the customs duty for which reason the Customer shall provide the essential co-operation.

       4.2. The date of supply is approximative and it results from the presumption that the export permit is granted in time. If any delay occurs which is not under COMPAQ's control or for which COMPAQ is not responsible, the date of supply shall be postponed appropriately.

       4.3. If the supply is delayed due to the reasons on which it can be reasonable presumed to be under COMPAQ's control or for which COMPAQ is responsible and if the supply is not performed even in additional period determined by the Customer in writing, the Customer has the right to rescind from the Contract. This right is provided to the Customer instead of any other right for the loss compensation due to the supply delay which could otherwise be applied by the Customer against COMPAQ.

       4.4. In case COMPAQ must delay the supply on the request of the Customer or due to other reasons for which the Customer is responsible, all the expenses on storing caused by such a delay shall be charged to the Customer.

       4.5. In case of merchandise to be installed to the Customer the acceptation shall mean the time of supply with the exception of the case that the Customer informs COMPAQ within the period of fifteen (15) days from the supply on the products defects or on non-conformance with the order accepted by COMPAQ.

5.     Installation by COMPAQ, Preparation of the Place of Installation

       5.1. Prior to the installation performed by COMPAQ the Customer is obliged to ensure the preparation of the place of installation in compliance with the manual or instructions issued by COMPAQ.

       5.2. The installation is not included in the price, unless determined otherwise by COMPAQ in the valid price list or price determination.

       5.3. If the installation is performed by COMPAQ, the following conditions shall be valid:

              5.3.1. The Customer shall be liable
                     - to deal with the devices properly
                     - to ensure all the items reasonable needed for the
                       installation and to prepare the place of installation reasonably in compliance with the recommendation of COMPAQ
                     - to provide COMPAQ with the access to any devices needed
                       for the purpose of installation for the period of thirty days from the supply of products.

              5.3.2 The installation of products is considered to be completed at the moment of successful completion of the standard testing procedures of COMPAQ.

              5.3.3. Software installation (computer programmes) shall be made in compliance with the respective description of features of the software products ("SPD") valid at the time of order acceptation.

              5.3.4. COMPAQ is not liable for the connection of its products to other products. If COMPAQ decides to realise such a connection on the basis of the Customer's request, it does not warrant the consequences and the losses in this relation.

       5.4. The Customer shall sign and hand over to COMPAQ within 15 days after
              - the supply (in case of merchandise installed by the Customer) or
              - the installation (in case of merchandise installed by COMPAQ) the documents submitted by COMPAQ at the supply, confirming the supply of merchandise determined in them.


6.     Export - Re-export

       6.1. The products supplied pursuant to these conditions may be subject to the American or local regulations on the control regime of the merchandise. The Customer binds itself to follow these conditions at the import, export and potential re-export of such a controlled merchandise and technical data supplied by COMPAQ. This obligation shall also relate to that technical information directly obtained from the above mentioned controlled merchandise and technical data.

       6.2. With no regard to other provisions of these conditions, in case it is requested by the law, the fulfilment by COMPAQ pursuant to these conditions may only be supplied under the condition that COMPAQ is granted the import and export permits if requested.

       6.3. It shall be an exclusive obligation of the Customer to meet the local re-export regulations. The Customer binds itself not to export the products of COMPAQ without the prior written consent of COMPAQ. This consent shall not be unreasonably withdrawn.

7.     Safety of Employees

       An employee of the Customer shall always accompany the staff of COMPAQ if this stays in the Customer's premises. The Customer shall take all the appropriate measures for the protection of health and safety of employees of COMPAQ in its premises.

8.     Warranties

       Unless determined otherwise in writing, the obligations of COMPAQ in relation to the defects of its fulfilment or the warranty for the quality for the products supplier shall be in the scope and in compliance with the provisions of this Article 8.

       8.1.   Warranty for Device

              8.1.1. COMPAQ provides the warranty that the products are free of defects of material or processing for the period of the determination of the respective products in the price list of COMPAQ which is not less than 12 months from the date of the completion of the installation or if the installation is not performed by COMPAQ from the date of supply ("warranty period"). If COMPAQ is prevented from the installation of certain device by circumstances which are not under its control for the period of more than thirty
                     (30) days from the date of supply, the warranty period starts to lapse on the thirtieth (30th) day after the supply.

              8.1.2. COMPAQ binds itself (based on its own discretion) to repair or replace any part of the products supplied which is defective in the warranty period due to the defect of material or processing. The warranty for the parts replaced in the warranty period for the defective parts shall expire together with the warranty of the overall device the part of which this part became by the replacement. In case of the replacement of the overall device, the original warranty period continues and it is not renewed. The warranty period does not lapse during the time for which the device is out of work. All the substituted devices or parts become the property of COMPAQ and the substituting devices (or its parts) become the property of the Customer in the scope equal to that prior to the replacement with what was replaced.

              8.1.3. The above stated warranty repairs shall be performed by
                     COMPAQ within the premises of COMPAQ unless agreed otherwise.

              8.1.4. If it is found after the Customer's request for the warranty repair that the device is not defective pursuant to the conditions of the warranty, the Customer shall settle all the expenses on the transportation, manipulation and repair pursuant to its usual prices valid at the respective time to COMPAQ.

       8.2.   Responsibility for software bugs:

              COMPAQ warrants that the software supported by its party complies with the "COMPAQ Software Products Description - "SPD") valid at the time of order acceptation. The only obligation of COMPAQ in relation to such bugs is to remove the bugs causing that the software does not comply with SPD during the warranty period determined in SPD.

              The liability of COMPAQ for the software bugs which is not of COMPAQ brand is limited to the scope in compliance with the conditions determined by the third party which owns such software and which are determined on the cover or form a part of it. If such conditions are not determined the conditions of the subsection 8.2. shall apply.

       8.3. COMPAQ shall defend the Customer at its own costs against any claim of a third party pursuant to which any of the products supplied pursuant to these conditions violates the invention or copyright pursuant to the Slovak law and it shall settle all the expenses and loss compensations ordered on the basis of a valid court resolution in the issue of such a claim and that under the condition it is informed on such a claim immediately in writing and that it is provided with information and co-operation which may be reasonable expected as well as exclusive full power for the defence for such a claim along with the power to resolve it by reconciliation. As a consequence of such an application of the claim COMPAQ may obtain for the Customer the right to use the product or to replace it or to modify it in such a manner that it does not violate the protected rights or if such manners of remedy are not possible or suitable, the Customer shall have the right for the return of the value of the aggrieved products not depreciated after the return to COMPAQ.

              COMPAQ shall not settle any losses or be otherwise liable in cases if the alleged violation of the copyright or of the inventions rights is based on the use or sale of products in combination with other products not supplied by COMPAQ.

8.4.   Mutual Provisions

       The warranty is not provided for the products on which the serial numbers were removed or to the states caused by an improper use or external impacts, including service or modifications performed by persons not authorised by COMPAQ or by an operation in the environment not complying with the parameters determined by COMPAQ for the respective product. COMPAQ does not warrant that the products operation will be uninterrupted or free of errors. The warranty service may not be provided if COMPAQ has the justified opinion that the conditions in the premises of the Customer are risky with regard to the safety and health protection.

       The Customer binds itself to perform all the available measures to ensure that the data is not lost in relation to the warranty or maintenance work on the products sold or licensed pursuant to these conditions.


9.     Licence for Software Products and Documentation

       9.1.   Necessity of Valid Licence

              9.1.1. The software may only be used if the licence provided for it by COMPAQ is valid. The licence may be transferred to third persons only with prior written consent of COMPAQ.

              9.1.2. The licence is only provided for a specific software version. The following versions or up-dates request granting of new licence.

              9.1.3. Unauthorised software (for the use of which the permission was not granted) included on the data carrier supplied by COMPAQ to the Customer for the purpose of the use of authorised software may only be used by the Customer if it obtains a valid licence for its use from COMPAQ.

              9.1.4. Software which is not of COMPAQ brand (software of a third party) is subject to the licence conditions stipulated by its owner. However, if such a licence for the software of a third party is not attached to it at the supply, the licence conditions of COMPAQ shall be valid.

9.2.   Authorised Use:

              9.2.1. Unless expressly determined otherwise, the Customer may load and execute the software only on such and the only processor or device configuration on which the software was installed the first time. The execution on other processor is only permitted for a temporary period of time in case of the failure of the original processor which results in the inability to execute the software.

              9.2.2. The Customer may copy the software for the use on other processor only if it purchases another separate licence.

              9.2.3. The Customer may modify and link the software only in the form readable by the machine for the use on a separate processor described in the subsection 9.2.1.. If there are functions established for the control of the use of the licence, such as the keys of authorisation for the use of the product, the Customer must install these pursuant to the instructions and shall not evade them intentionally or put them out of operation. The Customer binds itself to reproduce the legal warnings of COMPAQ such as the warning relating to the copyright on all such copies and modifications.

              9.2.4. The Customer may not make copies or modifications of software except for the cases described under the subsections 9.2.1. and 9.2.2.. The Customer may not make translations or derivations of the software.


              9.2.5. The Customer must maintain records providing for the possibility of the identification of the processor on which the software is used, as well as the software licence which authorises such a use. The Customer is obliged to make these records available to COMPAQ or to its representative based on the request

       9.3.   Intellectual Property of COMPAQ:

              9.3.1. The software includes a valuable technology owned by
                     COMPAQ. The Customer binds itself not to admit that the software is available in any form to a third person.

              9.3.2. The Customer acknowledges that COMPAQ is the software owner and has all the rights resulting form the intellectual property of software, including the copyright, inventions, rights of industrial secret. COMPAQ does not transfer the software ownership to the Customer in any form.

              9.3.3. The Customer may not apply decompilation or inverse assembler on software including the hardware or firmware implementations of the software.

              9.3.4. The Customer binds itself not to violate the rights of
                     COMPAQ for its intellectual property in any way and it shall not enable third parties to make copies, use for the access to the software without the valid licence from COMPAQ. If an unauthorised third person makes a copy or uses the software or has an access to it, the Customer binds itself to indemnify COMPAQ.

              9.3.5. Based on its best effort, the Customer binds itself to apply the internal rules and procedures within its organisation for the protection of COMPAQ rights of the intellectual property for the software. COMPAQ binds itself to provide co-operation in this effort based on request.

              9.3.6. COMPAQ may terminate any licence for software provided to a
                     Customer if the Customer does not comply with any of its obligations in relation to COMPAQ relating to such software and this non compliance would not be corrected even within ten (10) days after receiving written appeal from COMPAQ. After such a termination of the licence the Customer is obliged to return the software to COMPAQ immediately.

              9.3.7. The documentation, schemes, testing device, software (for which licence was not granted) and the respective data carriers used by the staff of COMPAQ at the place of installation remain the exclusive ownership of COMPAQ and shall be for its exclusive use.

              9.3.8. COMPAQ reserves the copyright and the rights of
                     intellectual or material ownership for all the supplied documentation and for any development or products that would be created from the services provided to the Customer including unlimited sales and promotion rights.

10.    Limitation of Loss Compensation

       With the exception of the claims from the violation of the rights of the intellectual property of third parties that are regulated in the Subsection 8.3. above, the right of the Customer for the compensation of loss caused by the fault of COMPAQ shall be limited to the obligation of COMPAQ to pay the Contractual fine in the amount of found direct losses (i.e. the losses that occurred as a direct consequence of the loss event) to the Customer the higher of the total amount of SKK 30 million or the price paid for the products that are subject of such a claim. The above stated limitation does not relate to losses on health caused by negligence by COMPAQ. COMPAQ shall in no case and scope settle the lost profit or losses resulting from the loss of data, possibility to use the products or any other losses except for the direct ones.

It is an exclusive obligation of the Customer to ensure that the loss of data does not occur.


11.    General Provisions

       11.1. The COMPAQ products are not determined for sale or granting of licence for direct control of nuclear devices. COMPAQ has the right to request special Contractual provisions for the cases of other nuclear applications of the products and for the applications of the products in the air traffic or railway traffic control.

       11.2. The orders or the rights of them are not transferable without a prior written consent of both parties. However, COMPAQ has the right to transfer outstanding receivables.

       11.3. The Contracts made pursuant to these General Sales Conditions shall submit mostly to the provision of the Commercial code and other respective Slovak legal standards.

                                                                        Annex D.


General Warranty Conditions
for Compaq Products


Valid from May 1, 2000

This document describes General Warranty Conditions for Compaq Products including the Digital products.
The document describes general conditions, detailed description of Warranty Conditions is attached to every product.


INTRODUCTION

Compaq provides the warranty in the agreed scope for the material or manufacture defects of hardware products of Compaq.
The warranty covers the period as determined in the table of Warranty Services (Table No. 1). The document on the purchase with the serial number and the date of purchase is the document on the day of purchase. With the request for the service intervention it is needed to determine the product serial number. In other case the provider of Compaq service may consider the service requirement to be out of warranty service which shall be charged to the applicant.
During the warranty period Compaq shall repair the products or replace the defective parts by new parts or parts used which are equivalent in terms of functionality and performance with new parts at its own costs. The repair or replacement of a part may be performed at the Customer, in Compaq service centre or with Authorised Compaq Service Partner or by means of other service procedures (see later). The products linked externally to the system (CPU) box, e.g. the external memory sub-system, printers and other peripherals are covered by their own warranty.
Note 1: A successful repair does not request the part replacement necessarily. E.g. the cleaning of the heads of floppy disk or increase of the level of revision of ROM BIOS are the activities that often ensure successful repair.
Note 2: The increase of the level of the revision of BIOS/firmware is not covered by the fundamental warranty conditions. The firmware which forms a part of the electronic desk is not automatically upgraded with the new version of firmware.
In case of a hardware problem caused by obsolete version of BIOS/firmware, Compaq shall either ensure the latest version of firmware by the replacement of the influenced component within the warranty or it shall recommend to the Customer to upgrade firmware on Flash-ROM. It is a material responsibility of the Customer to:
1. ensure compatibility of its software with the latest version of BIOS/firmware, and
2. upgrade firmware with the purpose of synchronisation with the new software versions.

Note 3: Due to keeping the data of the Customer secret it is sometimes not suitable to return the defective disk. In such a case it shall be asked to purchase a new disk.
The warranty repairs are performed by the Authorised Compaq Service Partners representing Compaq or by Compaq itself. The references to Compaq in this document shall be equally valid for the Authorised Compaq Service Partner. If after a repeated effort Compaq is unable to put the product into operation, Compaq may return the purchase price or to replace the product by a functionally equivalent product at its own costs. All the replaced parts and products substituted within the warranty shall become the property of Compaq.

The following shall be excluded from these warranty conditions:
o      Parts of consumer nature
o Warranty services for products from which the serial number has been removed
o      Defects caused by normal wear and tear
o Defects caused by work outside the users parameters determined in the manual (including burnt out screens of monitors and incorrect initial feeding)
o      Defects caused by a virus from the party of the Customer
o Defects caused by damage (including accidental one) with the use of parts other than of Compaq as well as the repair or modification by persons other than the ones authorised by Compaq
o Software including pre-installed one. The warranty for software is defined under the Software Licence Conditions of Compaq
o Defects caused by the use of software, accessories, media, fillings, consumer parts not approved by Compaq or by other parts not determined for the use with the product
o Places where the conditions at the Customer represent safety or health risk.


Compaq assumes no liability for the damage or loss of any data or software. Compaq recommends that the Customer makes a back-up of all the software and data, as well as that it takes all non-fix media out.
The Compaq warranty does not cover software and pre-installed software except for the one installed on the products Alphasever 8200, 8400, GS60, GS140, VAX 7000, Compaq TaskSmart servers and on some StorageWorks products in which case the 90-day phone support (ATS) and the software support for the pre-installed operational system is not at the disposal.
Compaq recommends to the Customers who need extended service covering over the level of the warranty to purchase a service Contract from their Authorised Compaq Service Partner or directly from Compaq.
The user has no other claims or rights for the warranty repair in relation to Compaq than the ones stipulated hereunder. Compaq shall not be liable for any losses caused during the repair period. Compaq refuses any liability for indirect or subsequent damages.
This liability limitation does not relate to the statutory rights of the purchaser as the consumer or its rights in relation to the seller.
The Compaq warranty services are transferable from the original purchaser to any entity that would subsequently purchase the hardware product only in case if this proves the original confirmation of the purchase.
Should Compaq find out that the occurred damage/defect is not covered by the warranty, e.g. the defect of a memory other than of Compaq or of other part, the end user shall be contacted whether this defect is to be repaired for the fee or whether the product is to be returned to the user. All the occurred transportation and manipulation expenses shall be invoiced to the Customer.
The Compaq warranty conditions are only valid for the products, complements and parts produced or distributed by Compaq, Digital or Tandem or under their respective brands.
The title Compaq in these conditions shall mean the business branch of Compaq Computer Corporation in the country where the claim for the warranty service is initially applied if there is not branch office in the respective country, it shall mean Compaq Computer GmbH in Munich, Germany.

Replacement of Parts Free of Charge (Parts Only)
If the Compaq product is covered by the warranty of the replacement of parts free of charge, the spare part shall be supplied free of charge during the warranty period. The product may be brought or sent to the Compaq service centre at the expenses and risk of the Customer together with the document on the date of purchase. If the defective part is to be dismantled from the Compaq product by a professional, the defective part shall be only replaced free of charge to the holder of the valid certificate of the Authorised Compaq Technician (ACT). Compaq offers the work at the replacement of such a part for fee. The price of work on the repair is not included in this warranty. The user must back-up all the data and software and to take non-fix data carriers out.

Parts and Work Free of Charge (Carry-in)
If the Compaq product is covered by the warranty of the parts and work free of charge, the work on the repair and the spare parts shall be supplied free of charge during the warranty period. The right for the service is conditioned by the supply (bringing or sending) of the product to the Compaq service centre at the expenses and risk of the Customer together with the document on the date of purchase. Prior to bringing the product in, the Customer shall contact Compaq with the purpose of problem diagnostics. The user must back-up all the data and software and to take non-fix data carriers out.
After the repair, the Customer shall pick up the device at its own expenses in the service centre.
Note 1: The work on repair and the spare parts are provided free of charge.
Note 2: With the products with the world-wide warranty, Compaq shall acknowledge the world-wide warranty in every country where Compaq has its direct or partner representation. The response period shall be based on the best effort substantiated by business and it may vary in various countries.

Repair at the Customer Free of Charge (On Site)
If Compaq product is covered by the warranty repair at the Customer free of charge, the repair shall be performed at the place of installation at the Customer. All the parts, work and travelling expenses are free of charge.
Note 1: With the products with the world-wide warranty, Compaq shall acknowledge the world-wide warranty in every country where Compaq has its direct or partner representation. The response period shall be based on the best effort substantiated by business and it may vary in various countries.
Note 2: Compaq may at its own discretion provide alternative method of the service supply instead of repair at the Customer: Mail-in, Advanced Unit Replacement (AUR), Customer Replaceable Units (CRUs), etc.
The provision of the warranty repair at the Customer is conditioned by the fulfilment of the following conditions:
o this service was made generally accessible in the country in which it is requested
o the product is located within the distance of 100 km maximum and 2 hours maximum from the nearest Compaq service centre
o      Compaq determined that it is not possible to solve the problem via phone
o Compaq hardware product is covered by the warranty repair at the Customer free of charge during the warranty period.

With the request for the repair at the Customer, the user must be able to provide the product name, serial number and all the error reports and expressions of the problem and then it shall call the Compaq service centre. The user must co-operate with Compaq service centre with the attempt to solve the problem via phone, including the performance of routine diagnostic procedures. Shall Compaq acknowledge it to be necessary it shall send a qualified technician to the place where the device is located. The user is obliged to provide a document on purchase and to provide sufficient access to the device. The user shall be charged for every service outside the working hours pursuant to the price list of Compaq or the price list of service partner of Compaq.

Parts Replaceable by Customer - Customer Replaceable Units (CRU)
Some Compaq products are covered by CRU warranty (e.g. keyboards, mice, speakers). Within this process, Compaq shall ensure the supply of defective part directly to the place at the Customer where the Customer shall replace the part itself. The Customer shall be provided with instructions for the part installation and for the return of the defective part to Compaq. In case of not returning the defective part to Compaq within the period of five days, the price of work shall be invoiced to the Customer.

Extended Part Replacement - Advanced Unit Replacement (AUR)
This type of warranty warrants to the Customer, that after diagnostics of the defective module, the replaced part will be sent to the Customer to the determined address. After the acceptation of the spare part, the Customer will pack and send the defective part back to the Compaq service centre at Compaq's expenses.

Service of Sending Via Mail - Mail-In Service
Some Compaq products bear the warranty covering of Mail-in. The repaired module will be sent to the address determined by the Customer. The Customer is responsible for all the expenses and risks at sending the part to Compaq collection centre. Compaq will pay the expenses on repair and transport back to the Customer.

Warranty with Pick UP and Return - Pick Up and Return
With Pick Up and Return service, Compaq or the authorised service partners of Compaq pick up the defective device directly from the Customer, repair it and return it back to the Customer address. All the spare parts, work and transportation expenses related to the transport and repair of the product are covered by Compaq.

Advisory Telephone Support (ATS)
This service forms a part of warranty for AlphaServer 8200, 8400, GS60, GS140, VAX 7000, Compaq TaskSmart Servers and StorageWorks and it is applied on the operational server and pre-installed software.

o ATS includes assistance for the use of software and assistance at the interpretation of the technical documentation supplied with the software. In case of software issues, the support is limited to informing the Customer on the potential solutions of the problem
o     ATS is accessible during the working hours
ATS may cover:
o     assistance at the use of software
o     assistance at the installation
o     problem isolation

ATS does not include any solutions and removal of software problems.


Accessories
The accessories and components (except for Compaq Netelligent Products, integrated Microcom devices, Compaq PC Card modems, PC Card LAN cards, Compaq external modems and accumulators) bear the warranty for the first 12 months at the level of "parts and work free of charge."
The accessories (except for Compaq Netelligent Products, integrated Microcom devices, monitors and accumulators - see the notes below) attached to Compaq product a materially longer warranty relates which is as follows:

o their own 12-months warranty "parts and work free of charge" (or 36-months warranty "parts and work free of charge" of the products Compaq PC Card Modem, Combined Modem/Network cards, PC Card LAN cards, Compaq external modems and life-time warranty "parts only" for Netelligent network cards) or
o outstanding period and level of the warranty of Compaq product to which they are linked (e.g. "repair at the Customer" or "replacement of parts" if the respective warranty is valid for the product) or
o if the product is installed in the sub-system StorageWorks it takes over the warranty of this sub-system.

Note 1: The accessories linked to Compaq server or system box externally only have their own warranty.
Note 2: Compaq accumulators have 12-months warranty of "parts only". The warranty for Compaq Netelligent and Microcom products is determined in the Table of warranty services. The outstanding period of the warranty service of the product to which these are linked and/or any warranty services covering the product do not relate to it.

---------------------------------------------------------------------------------------------------------
                                          Consumer Systems /22/
---------------------------------------------------- ------------------ ---------------- ----------------
Family / Product                                     Year 1             Year 2           Year 3
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 500 series                           5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 700 series                           5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 900 series                           5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 1000 series                          5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 2000 series                          5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 3000 series                          5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 4000 series                          5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 5000 series                          5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 5000 Mini Tower Series               5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 5220 All-in-One Series               5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 5520 Series                          5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 5700 T, 5900 T CTO                   5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 7100, 7200 series                    5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 7300, 7400, 7500, 7900 Series        5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 8000 Series                          5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario 9000 Series                          5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq  Presario 1200,  1600,  1800,  1900 Internet  5BD carry in
Notebook
---------------------------------------------------- ------------------ ---------------- ----------------


---------------------------------------------------------------------------------------------------------
                                          Consumer Systems /22/
---------------------------------------------------- ------------------ ---------------- ----------------
Family / Product                                     Year 1             Year 2           Year 3
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq PageMarq                                      2 BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
DEClasser 3500 LN14                                  5 BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Digital Laser Printer LN15, LN15 plus, LN17,         1BD on site
LN17+, LN17+ps, LN20, LN 40, LCN01, LCN01+, LCN02
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Laser Printer LN16, LN 32                     1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
PrintServer 17/600, PrintServer 32 plus              2 BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
LA30N, LA30W Companion Printer                       5 BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq LA36N, LA36W Companion Printer                5 BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
LA310,  LA400,   LA400plus,   LA424,  LA600,  LA700  5 BD carry in
MiltiPrinter
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq LA450 MultiPrinter                            5 BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
LG04plus/LGL4plus, LG08plus/LGL8plus, LG12 plus      1 BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
Presario IJ 300 printer                              AUR
---------------------------------------------------- ------------------ ---------------- ----------------
Digital Line Printer LG05plus/LGL5plus               1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
Digital Line Printer LG09plus                        1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
Digital Line Printer LG14plus                        1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
RapidPrint 200                                       5 BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
RapidPrint 500                                       5 BD carry in      5 BD carry in    5 BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------


--------------------------------------------------------------------------------
Note:
See the explanation of the abbreviations at the end of this document.
4HR, 1BD, 2DB, 4BD and 5BD = Targeted warranty service level working hour/working days). /12/
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                Storage
---------------------------------------------------------------------------------------------------------
Family / Product                                     Year 1             Year 2           Year 3
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Proliant Storage System Model UE              1BD on site        1BD on site      1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
StorageWorks Enterprise Storage Array ESA 10000,     1BD on site        Parts only       Parts only
ESA 1200                                             90 days
StorageWorks Raid Array RA450, RA3000,               ATS
RA4000/24/,RA4100, RA8000 StorageWorks
Fibre Channel Raid Array RA7000
StorageWorks Network Storage Array SWXNA
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq DLT Library Model 15/30, 20/40, 35/70         1BD on site        Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
StorageWorks TL893, TL894, TL 895, TL896,            1BD on site        Parts only       Parts only
DLT Tape library Systems
---------------------------------------------------- ------------------ ---------------- ----------------
StorageWorks TL890, TL891, TL892, TZ887              1BD on site        Parts only       Parts only
Automated DLT Tape Mini-library
---------------------------------------------------- ------------------ ---------------- ----------------
StorageWorks TFT5000R Monitor                        1BD on site        Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
StorageWorks supported disks:                        Parts only         Parts only       Parts only
Hard  Drives,  SCSI  Drives,  Solid  State  Drives,
CD-ROM Drives
---------------------------------------------------- ------------------ ---------------- ----------------
DLT Tape Drives                                      Parts only         Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
DAT, QIC, Other Tape Drives                          Parts only         Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Optical Drives                                       Parts only         Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
AC/DC Power Supplies                                 Parts only         Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Digital Classic Storage Products
---------------------------------------------------- ------------------ ---------------- ----------------
Hard Drives, SCSI Drives/13/                         Parts only         Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Solid State Drives, CD ROM Drives                    Parts only         Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
DLT Tape drives                                      1BD on site        AUR
---------------------------------------------------- ------------------ ---------------- ----------------
DAT Tape drives                                      1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
QIC, Other Tape Drives, Optical Drives               Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
AC/DC Power Supplies                                 Parts only
---------------------------------------------------- ------------------ ---------------- ----------------


--------------------------------------------------------------------------------
Note:
See the explanation of the abbreviations at the end of this document.
4HR, 1BD, 2DB, 4BD and 5BD = Targeted warranty service level working hour/working days). /12/
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                    Networking & Communications /8/,/11/
---------------------------------------------------------------------------------------------------------
Family / Product                                     Year 1             Year 2           Year 3
---------------------------------------------------- ------------------ ---------------- ----------------
Netelligent Routers                                  5BD carry in       parts only       parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Netelligent Hubs (Repeaters)/5/, and Switches        parts only         parts only       parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Netelligent Hubs (Repeaters), and Switches/6/        5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Netelligent Network interface Controllers/14/        parts only         parts only       parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Microcom Integrated Access Devices/10/               5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Remote Access Server                          1BD on site        1BD on site      1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq iPaq Internet Devices                         1BD on site
---------------------------------------------------- ----------------------------------------------------
Compaq IBM 16/4 Token Ring PCI NIC                                       Lifetime/15/
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Microcom Remote Access Concentrators/10/      2BD  carry in      2BD  carry in    2BD  carry in
---------------------------------------------------- ----------------------------------------------------
Compaq 10 Base--T unmanaged Hubs                                          Lifetime/15/
---------------------------------------------------- ------------------ ---------------- ----------------
Digital Network Hardware                             parts only         parts only       parts only
Etherworks products,
DE203, 204, 205,210, 212, 422, 425, 435,
DEPEA, DEPCM/15/
---------------------------------------------------- ------------------ ---------------- ----------------
FDDI Adaptors                                        parts only         parts only       parts only
DEFEA, DEFPA/15/
---------------------------------------------------- ------------------ ---------------- ----------------
Stackable Hubs                                       parts only
DETMI, DETML/15/
---------------------------------------------------- ------------------ ---------------- ----------------
GIGAswitches                                         parts only
Multiswitches 600, 700, 900
ATM switch 900
DECswitch 900
PORT switch 900
---------------------------------------------------- ------------------ ---------------- ----------------
DEChub 90, ONE, ONE-MIX                              parts only
---------------------------------------------------- ------------------ ---------------- ----------------
DIGITAL Access Routers                               parts only
---------------------------------------------------- ----------------------------------------------------
EtherWORKS 3, EtherWORKS ISA                                             Lifetime/15/
---------------------------------------------------- ----------------------------------------------------
EtherWORKS PCMCIA Adapters                           parts only         parts only       parts only
---------------------------------------------------- ------------------ ---------------- ----------------
EtherWORKS Turbo PCI 10 Adapters                     parts only
---------------------------------------------------- ------------------ ---------------- ----------------
ADMworks 351, 950L                                   parts only
---------------------------------------------------- ------------------ ---------------- ----------------
FastEtherWORKS PCI 10/100 Adapters                   parts only         parts only       parts only
---------------------------------------------------- ------------------ ---------------- ----------------
DEC FDDI controller/ESIA Adapters                    parts only         parts only       parts only
---------------------------------------------------- ------------------ ---------------- ----------------
DECServers 90/700/900                                parts only
---------------------------------------------------- ------------------ ---------------- ----------------
EtherNet Repeaters 90, 900                           parts only
---------------------------------------------------- ------------------ ---------------- ----------------
DECContractor 900                                    parts only
---------------------------------------------------- ------------------ ---------------- ----------------
DECbridge 90                                         parts only
---------------------------------------------------- ------------------ ---------------- ----------------


--------------------------------------------------------------------------------
Note:
See the explanation of the abbreviations at the end of this document.
4HR, 1BD, 2DB, 4BD and 5BD = Targeted warranty service level working hour/working days). /12/
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                Monitors
---------------------------------------------------------------------------------------------------------
Family / Product                                     Year 1             Year 2           Year 3
---------------------------------------------------- ------------------ ---------------- ----------------
Qvision 200 and 210, S510                            2BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
S700, S710. S900,V55 TCO, V500,                      2BD on site        Parts only       Parts only
V75, V90
---------------------------------------------------- ------------------ ---------------- ----------------
V700, V900, V1000/19/                                1BD on site        1BD on site      1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
V70 and all other low end monitors                   2BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
P75, P110, P700, P900, P1100, P1610/19/              1BD on site        1BD on site      1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq TFT 5000, 5010, 5000S, 7000, 8000,            1BD on site        1BD on site      1BD on site
8020/19/
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq TFT 450 and 500 (excluding backlight)         2BD on site        Parts only       Parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Backlights for Compaq TFT 450 and 500                2BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq  Pressario  MV400,   MV500,   MV520,  MV700,  5BD carry in
MV720, MV900, MV920
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Presario  FP700,  FP720,  FP730A,Flat  Panel  5BD carry in
Monitor
---------------------------------------------------- ------------------ ---------------- ----------------
DIGITAL Monitors 15"-19"                             CRU                Parts only       Parts only
Part#s FR-PCXAV/** and FR/PCXVB/**
---------------------------------------------------- ------------------ ---------------- ----------------
DIGITAL Monitors 21"-24"                             1BD on site        Parts only       Parts only
Part#sFR/PCXAV-**
---------------------------------------------------- ------------------ ---------------- ----------------
DIGITAL Monitors 14"-15"                             CRU
Part#sFR/PCXCV-**
---------------------------------------------------- ------------------ ---------------- ----------------


---------------------------------------------------------------------------------------------------------
                                             Options /2/, /11/
---------------------------------------------------------------------------------------------------------
Family / Product                                     Year 1             Year 2           Year 3
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq PC Card Modems and PC Card LAN Cards                       See OPTIONS section above
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq External Modems                               parts only         parts only       parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq MP 1600 Projector                             AUR                AUR
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Thin Client Terminals T1000, T1500            5BD carry in       5BD carry in     5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
DIGITAL HiNote Rechargeable Battery Pack             CRU
---------------------------------------------------- ------------------ ---------------- ----------------
Rechargeable Battery Packs see OPTIONS               parts only
section above
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq UN-interruptible Power Suppliers/21/          5BD carry in
T700, T1000,  T1500,  T2000,  T2400,  R1500, R3000,
R6000
---------------------------------------------------- ------------------ ---------------- ----------------
Compaq Pro UPS 500/21/                               5BD carry in       5BD carry in
---------------------------------------------------- ------------------ ---------------- ----------------
DIGITAL UN-interruptible Power Suppliers             parts only         parts only       parts only
Prestige Desktop models
---------------------------------------------------- ------------------ ---------------- ----------------
Prestige Series 3000/6000                            AUR                AUR              AUR
---------------------------------------------------- ------------------ ---------------- ----------------
Powerware Profile, Powerware Plus                    1BD on site        1BD on site
---------------------------------------------------- ------------------ ---------------- ----------------
One Plus                                             parts only         parts only
---------------------------------------------------- ------------------ ---------------- ----------------
Standby UPS                                          AUR                AUR              AUR
---------------------------------------------------- ------------------ ---------------- ----------------


--------------------------------------------------------------------------------
Note:
See the explanation of the abbreviations at the end of this document.
4HR, 1BD, 2DB, 4BD and 5BD = Targeted warranty service level working hour/working days). /12/
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                       Software Product Warranty
---------------------------------------------------------------------------------------------------------
Factory Installed Operating Systems                        90 days telephone support/conformance
---------------------------------------------------------- ----------------------------------------------
PC Application Software purchased from DIGITAL             90 days telephone support/conformance
---------------------------------------------------------- ----------------------------------------------
DIGITAL ServerWORKS Manager                                90 days telephone support/conformance
---------------------------------------------------------- ----------------------------------------------
DIGITAL ServerWORKS Quick Launch                           90 days telephone support/conformance
---------------------------------------------------------- ----------------------------------------------
Media  Diskettes                                           90 days return to Compaq
---------------------------------------------------------- ----------------------------------------------
Documentation                                              90 days return to Compaq
---------------------------------------------------------- ----------------------------------------------
Accessories and Supplies                                   90 days return to Compaq
---------------------------------------------------------- ----------------------------------------------

Explanation:

Parts only - part replacement free of charge
Carry in - part replacement and work free of charge
On site - part replacement and work at the Customer free of charge Mail in - service of sending via mail
CRU - Customer Replaceable Units
AUR - Advanced Unit Replacement
ATS - Advisory Telephone Support
PUR - Pick Up and Return
(a more detailed description is provided in previous subsections)

Notes:
1.     Except for Prioris Xle Servers
2. DIGITAL Server 7000 Model 73xx accessories in pedestal or rack that are external to CPU system box have their own warranty. Compaq recommends to the Customer to purchase the complementary service so that the complement has the same covering.
3.     Except for DIGITAL HiNote VP 70x.
4. The warranty with DIGITAL Server Rackmount rack is one year On-site and it does not take over the warranty of the system installed inside. Compaq recommends to purchase equalisation of the respective services.
5. Compaq Netelligent 1005, 1009B and 1017A/B hubs bear life-time warranty of "part only".
6. All the new Netelligent Hubs and Switches manufactured after September 1, 1998 shall assume the warranty pursuant to the table.
7. Warranty for new Presario 5000 products (manufactured after 1998) may not be replaced with the warranty for Compaq Pressario 5220 and 5520.
8. Netelligent products relate to all Netelligent products produced or sold by Compq.
9. Microcom products relate to all Microcom products produced or sold by Compaq.
10. The planned service levels for Carry-in warranties are the times of repair and do not include time of transportation.
11.    Digital hard disks bear 5-years warranty of "part only".
12.    Netelligent Network Interface controllers bear life-time warranty.
13. The warranty for these products is extended to life-time one if the product is registered with Compaq. The life-time warranty is limited to 5 year after the last day of manufacture.
14.    As a standard, NeoServer is connected with advanced replacement CarePaq.
15. Deskpro Eps purchased prior to August 23, 1999, have the original warranty for 3 years of part only, in the first year also the work at the Customer with the response of 2 working days.
16. Deskpro Ens and Workstation purchased prior to August 23, 1999, have the original warranty for 3 years of part only, in the first year also the work at the Customer with the response of 2 working days.
17. The monitors purchased prior to August 23, 1999, have the original warranty for 3 years of part only, in the first year also the work at the Customer with the response of 2 working days.
18. XP900/1000 Workstation purchased prior to January 1, 2000 have the original warranty for 3 years of part only, in the first year also the work with Customer with the response of one working day.
19. If Compaq UPS is installed to Compaq system, the warranty of UPS itself may relate to UPS or the warranty of the whole system depending on the fact which one is valid for a longer period of time.
20. 1 year warranty relates to the product line Pressario. The warranty includes replacement of part free of charge and it is valid only in the area, where the product was purchased. If the product was purchased in EU countries, Switzerland or Norway, you may apply the warranty in any of these countries. Otherwise you may apply the warranty only in that country where the product was purchased.
21.    It only relates to Proliant ML and DL products.
22. The original warranty for 3 years with the Customer with the response on the next working day relates to RA4000 storagework purchased prior to August 23, 1999.